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                                                             EXHIBIT 8.2
[LETTERHEAD OF RUSSELL & DuMOULIN]



Loewen Group International, Inc.                             August 23, 1996
50 East RiverCenter Blvd., Suite 800
Covington, KY 41011                                          Matter No. LOE20030
U.S.A.                                                       Direct Line:
                                                             (604) 631-3142

Ladies and Gentlemen:


We have acted as Canadian counsel for Loewen Group International, Inc., a Delaware corporation (the "Company"), and The Loewen Group Inc., a corporation under the laws of British Columbia (the "Guarantor"), in connection with the preparation of the Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission (the "SEC") on May 3, 1996, as amended on August 26, 1996 and as may be further amended and supplemented (the "Registration Statement"), respecting the offer by the Company to exchange Series 1 Exchange Notes for the Company's outstanding Series 1 Notes and to exchange Series 2 Exchange Notes for the Company's outstanding Series 2 Notes.

You have requested our opinion with respect to the accuracy of the discussions included in the Registration Statement under the heading "Certain Federal Income Tax Considerations."

In our capacity as Canadian counsel for the Company, we have been furnished with and have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers as representatives of the Company, certificates of public officials and other documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. In making such examinations, we have assumed (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to original documents of all documents submitted to us as certified copies or photocopies;
(iv) the identity and capacity of all individuals acting or purporting to act as public officials; (v) that all representations and statements set forth in the documents submitted to us are true and correct; and (vi) that all obligations imposed by any of the documents submitted to us are enforceable in accordance with their terms.

We have also made such investigations and have reviewed such other documents as we have deemed necessary or appropriate under the circumstances, and have made such examinations of law as we have deemed appropriate for the purpose of giving the opinions expressed herein.

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                                      -2-


All capitalized terms used without definitions in this letter have the same meaning as in the Registration Statement.

Based on the foregoing, we are of the opinion that, assuming the share exchanges are made in accordance with the Exchange Offer and in the manner contemplated in the Registration Statement, the statements concerning Canadian federal taxation set forth in the Registration Statement under the heading "Certain Canadian Federal Income Tax Considerations", to the extent that such statements represent matters of law or legal conclusions, will represent an accurate description of the material Canadian federal income tax consequences generally applicable to an individual who is resident in the United States and not in Canada and who exchanges Outstanding Notes for Exchange Notes pursuant to the Exchange Offer.

Our opinion is based on the current provisions of the Income Tax Act of Canada,
                                                      --------------
the regulations thereunder, our understanding of the current administrative practices of Revenue Canada Customs, Excise and Taxation, income tax treaties to which Canada is a party, including the Canada-U.S. Income Tax Convention (1980),
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and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could produce tax consequences that could be different from the consequences described in the Registration Statement. Our opinion is based on the assumptions described above, and if any of such assumptions is incorrect, the tax consequences may be different from the consequences described in the Registration Statement. Finally, our opinion is not binding in any way on Revenue Canada Customs, Excise and Taxation or the courts, which could reach conclusions as to the tax consequences that are different from those described in the Registration Statement.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. We further consent to the use of our name under the heading "Legal Matters" and "Enforceability of Certain Civil Liabilities Against Guarantor" in the prospectus filed with the SEC as a part of the Registration Statement.

Yours truly,


RUSSELL & DuMOULIN

/s/ Frank S. Schober
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Frank S. Schober

FSS/mwk